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                                                     EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Golden State Vintners, Inc., (the "Company") on Form S-8 of our report dated August 21, 1998 (September 25, 1998 as to the last sentence of the third paragraph of Note 5), appearing in the Annual Report on Form 10-K of the Company for the year ended June 30, 1998.


Fresno, California
February 12, 1999



/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP